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                                                                   EXHIBIT 10(H)

                     EXECUTIVE MANAGEMENT SEPARATION PLAN
                           Summary of Key Provisions


             Eligibility      Members of executive management on the Management
                              Committee of BANK ONE CORPORATION (the
                              "Corporation")

           Trigger Event      Resignation determined by the Corporation to be in
                              the best interest of the Corporation (excluding termination for "cause", death or disability).
                              Determination to be made by the Chairman of the Board and the Chief Executive Officer of the Corporation with respect to non-directors and by the Organization, Compensation and Nominating
                              Committee of the Board with respect to inside directors

     Initial Notice Date      Date the Executive is advised of determination
                              that Executive's resignation is in the best interest of the Corporation

       Transition Period      30 calendar day period beginning at initial notice
                              date, or longer as agreed upon by Corporation and Executive

  Severance Pay Election      Prior to end of the transition period, Executive
                              must elect lump sum payment or salary continuation option

        Termination Date      If lump sum option is elected, the date following
                              the end of the transition period; if salary continuation is elected, twelve months from the end of the transition period or upon obtaining employment and cessation of salary continuation, if earlier

Severance Payment Amount      Greater of normal benefit or special minimum
                              benefit, if applicable:
                              Normal Benefit -
                               *Two times annualized base salary plus two times
                                average annual bonus (average of highest two of the last three awards prior to initial notice date)
                              Special Minimum Benefit -
                               *For designated Executives, if initial notice
                                date occurs prior to December 31, 2000, minimum severance payment amount will be (i) 10/12 of average of Executive's annual bonus awards in 1997, 1998 and 1999, plus (ii) 2.5 times sum of annualized base salary as of October 1, 1999 and average of Executive's annual bonus awards in 1997, 1998 and 1999
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    Form and Timing of        Lump Sum -
               Payment *If lump sum elected, full severance payment amount paid on termination date (day following transition period)
                              Salary Continuation -
                               *If salary continuation elected
                                - Base salary continues for twelve months
                                  following the transition period
                                - One times average annual bonus to be paid at
                                  the next annual bonus cycle following the
                                  initial notice date
                                - Lump sum equal to one year's base salary and
                                  one times average annual bonus (or remainder
                                  of special minimum severance benefit, if
                                  applicable) paid at termination
                                - In the event the Executive is re-employed,
                                  salary continuation ceases, and the unpaid
                                  balance would be paid at termination as a lump sum
 Impact on Pension and        Most benefits (pension, 401(k), medical, dental,
      Welfare Benefits        life, etc.) continue until the termination date
                              (excluding vacation, sick pay, short and long-term disability)
                               *participation continues through the salary
                                continuation period if salary continuation is elected (bonus paid at the initial cycle included in pension calculation for that year), or
                               *all benefit participation ceases at the end of
                                the transition period if lump sum is elected

          Stock Awards         Vesting, continued right to exercise options and
                               proration of outstanding restricted and
                               performance shares as of termination date as if Executive were a retiree (unless specific stock award agreement provides otherwise)

     Change of Control         No payments under this plan if eligible for
     Agreements, other         payments under any change of control agreement
  Termination Benefits         with the Corporation or an affiliated entity.
                               Payments under this plan will be offset by payments to be made by reason of termination of employment under any other contract between Corporation or affiliated entity and Executive

Amendment, Termination         The plan can be amended or terminated by the
                               Board of Directors of the Corporation at any time for any reason

The Executive Management Separation Plan was eliminated effective December 31, 2000. Following a transition period described below, all executive officers will receive separation benefits in accordance with Bank One's severance policy applicable to all employees. The severance policy provides that if an executive officer is involuntarily terminated, except termination for cause, the officer shall receive three weeks of base salary for each year of service, but not less than 12 weeks nor more than 52 weeks of base salary. For those executive officers who were covered by the Plan when it was adopted in October 1999, they shall each receive a benefit equal to the amount calculated as of October 1, 1999, pursuant to the Plan, reduced by the sum of all salary and incentive bonuses paid or payable from January 1, 2001, through the date of termination, but in no event less than the amount payable under the standard severance policy. All other executive officers shall, until February 1, 2002, each receive a benefit equal to two times their annualized base salary plus a proportionate bonus for 2001; and thereafter the amount payable under the standard severance policy.

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